Exhibit 99.1

             Team, Inc. Reports Fiscal Year 2005 Results

    ALVIN, Texas--(BUSINESS WIRE)--Aug. 9, 2005--Team, Inc. (AMEX:TMI) today reported net income of $1.8 million ($0.20 per diluted share) and $4.8 million ($0.53 per diluted share) for its fourth quarter and full fiscal year ending May 31, 2005. For the corresponding periods in the prior fiscal year, net income was $1.9 million ($0.22 per diluted shares) and $5.8 million ($0.69 per diluted share), respectively.
    Team's results for the fourth quarter reflect continued strong revenue growth across all service lines. Quarterly revenues were $68 million, a 20% increase from the third quarter and more than double the prior year amount (including the impact of the first quarter acquisition of the Cooperheat business). Margin trends were mixed for the quarter. TCM gross margins continued to improve, but were offset by a decline in gross margins within TMS. Additionally, the quarter was impacted by a significant increase in Team's effective tax rate.
    The quarterly income results also reflect nearly $1.7 million in additional pre-tax expenses related to Sarbanes-Oxley Act of 2002
(SOX) compliance activities, wrap-up integration activities, and a legal matter. Total SOX costs incurred in the quarter were $1.1 million, more than double the prior estimate. Integration expenses were about $200,000. Team also accrued $300,000 for future service price discounts related to the settlement of a dispute with a major customer. The after-tax effect on the quarter of these additional charges was about $0.11 per diluted share.

    Industrial Services Segment

    For the fourth quarter, Team's Industrial Services segment revenues were $63.2 million, up 126% from the prior year quarter. Operating income for the segment was $7.5 million, up 81%. Operating profit percentage for the segment was 12% versus 15% for last year's fourth quarter. For the full fiscal year, segment revenues were $193 million, segment operating profit was $19.3 million and the operating income percentage was 10% versus 15% last year.
    TCM's (Team's NDE inspection and field heat treating service lines) revenues for the quarter were $36.0 million, six times larger than the prior year quarter, reflecting the acquisition of the Cooperheat MQS business. For the fiscal year, TCM revenues were $99.3 million. TCM gross margins for the quarter improved to 32%, a two percentage point increase from third quarter levels. "We expect to benefit from the improved margin levels throughout the coming year," said Phil Hawk, Team's Chairman and CEO.
    TMS's (Team's mechanical service lines of leak repair, hot tapping, fugitive emissions monitoring, field machining, technical bolting, and field valve repair) revenues for the quarter were $27.2 million, up 23% from the prior year. This growth reflected broad-based domestic growth and outstanding growth in Canada. For the fiscal year, TMS revenues were $93.8 million, up 18%. Gross margins for the division decreased 6% points for the quarter and 4% points for the fiscal year. About half the margin decline within the division for both the quarter and year related to international activities, in particular a large project in the Caribbean basin. "We have already addressed several specific problem areas and expect a two to three percentage point improvement in gross margins in the current year," stated Phil Hawk.
    "Looking at our industrial services business as a whole, I am pleased with our growth and continuing business development successes. We have good momentum across the business unit rolling into the new fiscal year," reported Phil Hawk.

    Equipment Sales and Rental Business Segment

    The Equipment Sales and Rental (Climax) business segment posted revenues for the fourth quarter and year to date of $4.6 million and $16.0 million, up 21% and 22%, respectively, from the prior year results. Operating income for the same periods was $0.3 million and $1.5 million, respectively. Operating income growth for the year was 19%. "Climax had a solid year and is poised for another year of double-digit revenue and profit growth," said Mr. Hawk.

    Sarbanes-Oxley Act of 2002 Compliance

    SOX compliance has required Team to undertake a thorough documentation of key aspects of our internal financial control and financial reporting systems. We have also tested the effectiveness of key controls within our system and developed our assessment of the overall effectiveness of our controls. Based upon the results of these tests, we believe that our internal controls over financial reporting are effective. Management's report, along with the report of our auditors, will be included in our Form 10-K, which is expected to be filed on August 15, 2005.
    The magnitude of the task to meet all of the documentation and testing requirements of the statute was far greater than we had estimated. It consumed more resources and management time than expected, particularly in the fourth quarter of 2005, as well as during the first quarter of fiscal 2006. In future years, we will be able build upon this year's work with respect to the overall control system description and documentation. However, there will be ongoing significant efforts and costs associated with both ongoing internal testing of financial controls by Team as well as extensive system assessment and testing by our external auditor.

    Business Outlook/Guidance for Fiscal Year 2006

    The company now expects its earnings for fiscal year 2006 to be in the range of $1.15 and $1.30 per share (fully diluted basis). This outlook is based on expectations of continued "double digit" organic revenue growth, the realization of the inherent operating leverage associated with this revenue growth, plus the continuation of additional expenses related to SOX compliance and audit activities.
    In the past, the company has not provided specific guidance for individual quarters due to the inability to accurately project the timing of specific service opportunities. However, the company expects its first quarter earnings to be minimal due to the historical seasonal decline in turnaround activity, plus additional SOX related expenses.
    "Overall, we are well positioned for the coming year, and we expect to see the benefits of our major acquisitions in this year's financial results," reported Phil Hawk.

    Earnings Conference Call

    In connection with this earnings release, the Company will hold its quarterly conference call on Wednesday, August 10, 2005 at 10:00 a.m. Central Time (11:00 a.m. Eastern). The call will be broadcast over the web and can be accessed on Team's website, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone can call 1-888-896-0862 and ask to join the Team IR call.
    Team, Inc. is a professional, full-service provider of specialty industrial services. Team's current industrial service offering encompasses on-stream leak repair, hot tapping, fugitive emissions monitoring, field machining, technical bolting, field valve repair, NDE inspection and field heat treating. All these services are required in maintaining high temperature, high pressure piping systems and vessels utilized extensively in the refining, petrochemical, power, pipeline, and other heavy industries. Team's inspection services also serve the aerospace and automotive industries. Headquartered in Alvin, Texas, the Company operates in over 50 customer service locations throughout the United States. The Company also serves the international market through both its own international subsidiaries as well as through licensed arrangements in 14 countries. Team, Inc. common stock is traded on the American Stock Exchange under the ticker symbol "TMI."
    Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act. Such information is subject to certain assumptions and beliefs based on current information known to the Company and is subject to factors that could result in actual results differing materially from those anticipated in the forward-looking statements contained herein. Such factors include domestic and international economic activity, interest rates, and market conditions for the Company's customers, regulatory changes and legal proceedings, and the Company's successful implementation of its internal operating plans. Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved.


                     TEAM, INC. AND SUBSIDIARIES
                     SUMMARY OF OPERATING RESULTS


                    Three Months Ended         Twelve Months Ended
                          May 31,                    May 31,
                 ------------------------- ---------------------------
                    2005         2004          2005          2004
                 ------------ ------------ ------------- -------------

Total Revenues   $67,762,000  $31,807,000  $209,045,000  $107,669,000
                 ============ ============ ============= =============

Gross Margin     $22,936,000  $12,402,000   $71,315,000   $42,684,000

Selling, general
 and
 administrative
 expenses        $18,559,000   $9,240,000   $60,011,000   $32,589,000

Non-cash
 compensation
 charge              $55,000     $250,000      $287,000      $344,000
                 ------------ ------------ ------------- -------------
Operating income  $4,322,000   $2,912,000   $11,017,000    $9,751,000
                 ============ ============ ============= =============

Pre-tax income    $3,329,000   $2,954,000    $8,060,000    $9,222,000

Income tax
 expense          $1,534,000   $1,072,000    $3,272,000    $3,446,000
                 ------------ ------------ ------------- -------------

Net income        $1,795,000   $1,882,000    $4,788,000    $5,776,000
                 ============ ============ ============= =============

Net income per
 common share-
 basic                 $0.22        $0.24         $0.59         $0.75
                 ============ ============ ============= =============

Net income per
 common share-
 diluted               $0.20        $0.22         $0.53         $0.69
                 ============ ============ ============= =============

Weighted average
 shares
 outstanding:
  Basic            8,217,000    7,946,000     8,140,000     7,709,000
  Diluted          9,085,000    8,752,000     8,982,000     8,429,000

Revenues
 Comprised of:
  Industrial
   Services
    Team
     Mechnical
     Services    $27,206,000  $22,095,000   $93,767,000   $79,279,000
    Team
     Cooperheat-
     MQS          35,993,000    5,928,000    99,268,000    15,267,000
                 ------------ ------------ ------------- -------------
      Total
       Industrial
       services  $63,199,000  $28,023,000  $193,035,000   $94,546,000
  Equipment sales
   and rentals     4,563,000    3,784,000    16,010,000    13,123,000
                 ------------ ------------ ------------- -------------
Total Revenues   $67,762,000  $31,807,000  $209,045,000  $107,669,000
                 ============ ============ ============= =============

Gross Margins
 Comprised of:
  Industrial
   Services
    Team
     Mechnical
     Services     $9,461,000   $9,029,000   $34,615,000   $32,124,000
    Team
     Cooperheat-
     MQS          11,680,000    1,810,000    30,183,000     4,834,000
                 ------------ ------------ ------------- -------------
      Total
       Industrial
       services  $21,141,000  $10,839,000   $64,798,000   $36,958,000
  Equipment sales
   and rentals     1,795,000    1,563,000     6,517,000     5,726,000
                 ------------ ------------ ------------- -------------
Total gross
 margin          $22,936,000  $12,402,000   $71,315,000   $42,684,000
                 ============ ============ ============= =============

Operating income,
 by segment:
  Industrial
   Services       $7,464,000   $4,117,000   $19,285,000   $13,953,000
  Equipment sales
   and rentals       342,000      474,000     1,469,000     1,230,000
  Corporate       (3,484,000)  (1,679,000)   (9,737,000)   (5,432,000)
                 ------------ ------------ ------------- -------------
                  $4,322,000   $2,912,000   $11,017,000    $9,751,000
                 ============ ============ ============= =============


                     TEAM, INC. AND SUBSIDIARIES
            SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
                    MAY 31, 2005 AND MAY 31, 2004

                                              May 31        May 31
                                               2005         2004
                                           ------------- ------------

 Current Assets                             $81,010,000  $41,267,000

 Net Property, Plant and Equipment          $28,770,000  $15,885,000

 Other non-current assets                   $33,546,000  $17,244,000
                                           ------------- ------------
      Total Assets                         $143,326,000  $74,396,000
                                           ============= ============

 Current Liabilities                        $31,922,000  $13,555,000

 Long term debt                             $59,907,000  $17,095,000

 Other non-current liabilities and taxes     $2,437,000   $1,447,000

  Stockholders' equity                      $49,060,000  $42,299,000
                                           ------------- ------------
     Total liabilities and Stockholders'
      Equity                               $143,326,000  $74,396,000
                                           ============= ============

    CONTACT: Team, Inc., Alvin
             Philip J. Hawk or Ted W. Owen, 281-331-6154